Exhibit 99.1 –

B27, LLC AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 and 2011

(With Independent Auditors' Report Thereon)

B27, LLC AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

TABLE OF CONTENTS

Page

Independent Auditors’ Report                                                                                                              3

Consolidated Balance Sheets                                                                                                               4

Consolidated Income Statements                                                                                                        5

Consolidated Statements of Members’ Equity                                                                                  6

Consolidated Statements of Cash Flow                                                                                              7

Notes to Consolidated Financial Statements                                                                              8 - 20

INDEPENDENT AUITORS'  REPORT

To The Members of
B27, LLC
Plano, Texas

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of B27, LLC and subsidiaries (“Company”), which comprise the balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of income, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U. S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with U. S. generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of B27, LLC and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with U. S. generally accepted accounting principles.

Emphasis of a Matter

As discussed in Note 15 to the consolidated financial statements, the Company has retrospectively adopted the percentage of completion method of revenue recognition on manufactured API (“American Petroleum Institute”) pumps and remanufactured pump products from the completed contract method during the year ended December 31, 2012.

/s/Henry & Peters P.C.
Tyler, Texas
April 3, 2013

B27, LLC AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2012 and 2011 (Restated)
(Thousands of dollars)

	2012	2011
ASSETS

Current assets
Cash and cash equivalents	$ 1,014	$ 4,764
Receivables, principally trade, net	17,661	23,607
Inventories	8,559	4,936
Costs and estimated profit in excess of billings on uncompleted contracts	17,630	3,813
Prepaid and other current assets	967	501
Total current assets	45,831	37,621

Property, plant and equipment, net	12,308	6,039

Goodwill	53,600	51,877

Other intangibles, net	14,343	15,613

Other assets	40	14

Total assets	$ 126,122	$ 111,164

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Current portion of long-term borrowings	$ 4,292	$ 2,750
Accounts payable	13,714	6,111
Accrued expenses	3,156	4,313
State taxes payable	247	154
Billings in excess of costs and estimated profit on uncompleted contracts	9,916	10,355
Customer deposits and other deferred revenue	146	1,146
Total current liabilities	31,471	24,829

Long-term borrowings, excluding current portion	39,430	43,247

Total liabilities	70,901	68,076

Members’ equity
	55,221	43,088
Total liabilities and members’ equity	$ 126,122	$ 111,164

See accompanying notes to consolidated financial statements.

B27, LLC AND SUBSIDIARIES
Consolidated Income Statements
For the years ended December 31, 2012 and 2011 (Restated)
(Thousands of dollars)

	2012	2011

Revenues	$ 141,896	$ 94,289
Cost of goods	104,782	65,827
Gross profit	37,114	28,462

Selling, general & administrative expenses	19,578	16,071
Operating earnings	17,536	12,391

Other income & expenses
Interest income	14	1
Other loss, net	(90)	(24)
Interest expense	(3,963)	(6,197)
Net earnings	13,497	6,171

Income, franchise and foreign taxes
Federal income tax expense	-	(33)
State income tax expense	(258)	(159)
Foreign income tax expense	(81)	(11)
Net earnings after taxes	13,158	5,968

Other comprehensive income
Foreign currency translation adjustment	(44)	-
Net comprehensive earnings	$ 13,114	$ 5,968

See accompanying notes to consolidated financial statements.

B27, LLC AND SUBSIDIARIES
Consolidated Statements of Members’ Equity
For the years ended December 31, 2012 and 2011 (Restated)
(Thousands of dollars)

	Members' Equity	Cumulative Translation Cost	Total Members' Equity

Balances at December 31, 2010	$ 32,431	$ (44)	$ 32,387

Net earnings	5,968	-	5,968
Conversion of debt	6,937	-	6,937
Distributions	(2,204)	-	(2,204)

Balances at December 31, 2011	43,132	(44)	43,088

Net earnings	13,158	-	13,158
Foreign currency translation adjustment	(44)	44	-
Distributions	(1,025)	-	(1,025)

Balances at December 31, 2012	$ 55,221	$ -	$ 55,221

See accompanying notes to consolidated financial statements.

B27, LLC AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the years ended December 31, 2012 and 2011 (Restated)
(Thousands of dollars)

	2012	2011

Cash flows from operating activities:
Net earnings	$ 13,114	$ 5,968
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation & amortization	2,786	2,505
Non cash payment-in-kind interest	504	736
Bad debt expense	212	73
Gain on disposal of assets	-	(1)
Disposal of deferred loan fees	-	880
Foreign currency translation adjustment	44	-
Changes in assets and liabilities, net:
Receivables	6,307	(13,843)
Inventories	(3,491)	2,027
Other assets	(492)	66
Accounts payable	7,527	1,256
Accrued expenses	(1,177)	(1,290)
State taxes payable	93	30
Costs and estimated profit and related billings	(14,256)	8,314
Anticipated losses on long term contracts	-	(145)
Customer deposits and other deferred revenues	(1,000)	(689)
Net cash provided by operating activities	10,171	5,887

Cash flows from investing activities:
Capital expenditures	(6,018)	(2,649)
Proceeds from sale of property, plant and equipment	-	1
Redemption of certificate of deposit	-	108
New acquisition	(4,021)	-
Net cash used in investing activities	(10,039)	(2,540)

Cash flows from financing activities:
Proceeds from short-term borrowing	500	-
Proceeds from long-term borrowing	-	42,029
Payments of short-term debt	(500)	-
Payments of long-term debt	(2,779)	(46,701)
Loan acquisition costs	(78)	(1,071)
Distributions	(1,025)	(2,204)
Net cash used in financing activities	(3,882)	(7,947)
Net change in cash and cash equivalents	(3,750)	(4,600)
Cash and cash equivalents at beginning of year	4,764	9,364
Cash and cash equivalents at end of year	$ 1,014	$ 4,764

Supplemental data:
Cash paid for interest	$ 3,206	$ 3,858
Cash paid for income taxes	$ 246	$ 183
Non-cash conversion of debt	$ -	$ 6,937
See accompanying notes to consolidated financial statements.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2012 and 2011
(Thousands of dollars)

Organization and Consolidation

B27, LLC and its wholly owned subsidiaries, B27 Resources, Inc. and Best Holding, LLC, along with Best Holding, LLC’s wholly owned subsidiaries, Best Equipment Service and Sales Company, LLC, Integrated Flow Solutions, LLC, IFS International, LLC, IFS LatinoAmerica Petróleo é Gas Ltda. (a Brazilian Limited Liability Company owned 99% by IFS International, LLC and 1% by Best Holding, LLC), PumpWorks 610, LLC and B27 RE, LLC, (collectively, the Company), is a manufacturer and distributor of industrial pumps and pumping systems used in the oil and gas, power generation and chemical processing industries.  The Company’s customers are located in the United States and abroad, however, the primary trading territory for Best Equipment Service & Sales Company, LLC (the distribution company) is Texas, Oklahoma and Louisiana.  In 2012, the Company acquired a 49% interest in a Nigeria Joint Venture Integrated Flow Solutions West Africa, Ltd.

The Company operates manufacturing facilities in Tyler and Houston, Texas and Shreveport, Louisiana and its corporate offices are located in Plano, Texas.

On March 30, 2012, the Company acquired certain assets and liabilities of American Pump Technologies, Inc. (“APT”), a pump repair and service facility located in Shreveport, Louisiana.  The primary purpose of the acquisition was to provide the Company with an opportunity to expand their capabilities in the repair and servicing of pump equipment in the pumping industry.

As a result of this acquisition, the new assets and liabilities that were aquired have been recorded at their estimated fair market values at the time of the transaction.  Additionally, the results of operations and cash flows are reported for the period from March 31, 2012 through December 31, 2012.  The following table summarizes the values of the assets and liabilities that were purchased at the date of the acquisition:

Current assets	$ 705
Property and equipment	1,404
Intangible assets	285
Goodwill	1,723
Total assets	4,117

Purchase liabilities	96
Purchase price	$ 4,021

The consolidated financial statements include the accounts of B27, LLC and its wholly owned subsidiaries.  All significant intercompany balances and transactions have been eliminated in consolidation.

Summary of Significant Accounting Policies

(a)         Cash and Cash Equivalent

The Company utilizes a shared treasury function to manage cash between its divisions which may mean, from time to time, that cash balances in any specific division may be negative, but on an aggregate basis the balance is positive.  The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2012 and 2011
 (Thousands of dollars)

Summary of Significant Accounting Policies, cont’d.

 (b)         Revenue and Cost Recognition

Revenues from the sale of distributed products and service/repair activities are recognized on a completed contract basis at the time of shipment.  Revenue from manufactured API (“American Petroleum Institute”) pumps, remanufactured pump products and the manufacturing of engineered to order pumping systems are generally accounted for using the percentage of completion method of accounting based on cost to date as a percentage of the estimated total cost at completion.

Contract costs include all direct material, direct labor (including pre-contract labor costs) and production overhead expenses.  These cost are used in the calculation of revenue recognized on a cost to estimated cost basis as described earlier for all of the manufactured API pumps and remanufactured pump products.  For the manufactured engineered to order pumping systems, certain subcontractor and material costs, expended during the design phase of jobs in progress, are incurred as a result of extended lead times related to their procurement.  In order to more accurately capture expended efforts towards project completion, these material and contractor costs, although identified to the job, are included in job costs after completion of the design phase.

The asset, "Costs and estimated profit in excess of billings on uncompleted contracts," represents the cost and percentage of estimated profit recognized in excess of amounts billed.  The liability, "Billings in excess of costs and estimated profit on  uncompleted contracts," represents billings in excess of revenues recognized.

Customer deposits in current liabilities represent monies received prior to revenue recognition on completed contracts.

Revenues are reported net of sales taxes.  The Company classifies shipping and handling charges billed to customers as sales.  Shipping and handling charges paid to others are classified as a component of cost of sales.

Selling, general and administrative costs are charged to expense as incurred.  Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.  Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

(c)         Allowance for Doubtful Accounts

The allowance for doubtful accounts is established based on estimates of the amount of uncollectible accounts receivable, which is determined principally based upon the aging of the accounts receivable, but also customer credit history, industry and market segment information, economic trends and conditions and credit reports.  Customer credit issues, customer bankruptcies or general economic conditions may also impact these estimates.

(d)         Inventories

Inventories are stated at the lower of weighted average cost or market.

(e)         Minority Investment in Joint Venture

As mentioned earlier, the Company owns a 49% interest in a Nigerian joint venture that has been recorded on the equity method.  The investment balance at December 31, 2012 was $(77).  Additionally, one of the subsidiaries of the Company, IFS International, LLC, has a receivable of $460 and has guaranteed letters of credit totaling $2,195 at December 31, 2012.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2012 and 2011
 (Thousands of dollars)

    Summary of Significant Accounting Policies, cont’d.

 (f)         Property, Plant and Equipment

Property, plant and equipment is recorded at fair market value in connection with merger, reorganization and acquisition activities of the Company.  All other property, plant and equipment purchases are recorded at cost.  Depreciation or amortization is recorded using the straight-line method over the estimated useful lives of the assets.  Maintenance, repairs and minor renewals are charged to expense as incurred.  Significant replacements, betterments and major renewals are capitalized.

(g)         Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of

Long-lived assets and certain identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(h)         Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities.  Actual results could differ from those estimates.  Significant estimates include the fair value of long-lived assets, the collectibility of the accounts receivable, the estimated cost of completing work in process, the estimated costs of warranties, the accrual for incurred, but not reported claims in the self-funded medical plan and the Company’s inventory value.

(i)  Warranty Reserves

The Company provides warranty reserves which are calculated based on historical claims experience and management’s estimates of the Company’s exposure, after considering any warranties provided by the original equipment manufacturers.  Accrued expenses at December 31, 2012 and 2011, include $198 and $293, respectively, in warranty reserves resulting from these calculations.

(j)  Federal Income Taxes

The Company has elected to be treated as a partnership for Federal Income Tax purposes under the provisions of the Internal Revenue Code.  Under such provisions, the income of the Company flows through to the members to be taxed at the individual level rather than at the corporate level.  With the exception of B27 Resources, Inc., which files as a corporation for federal tax purposes, no provision for federal income tax expense or deferred tax benefit or liability has been recorded in the accompanying financials.

(k) Goodwill and Other Intangibles Assets

Intangibles are amortized over the estimated useful life of the asset on a straight-line basis.  The excess of purchase price over tangible and identifiable intangible assets acquired (goodwill) is not amortized in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350, but is subject to an impairment assessment that must be performed at least annually.  Deferred loan costs are amortized over the term of the borrowings using a method approximating the effective interest method.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2012 and 2011
 (Thousands of dollars)

Summary of Significant Accounting Policies, cont’d.

(l) Unit Based Compensation

In accordance with FASB ASC 718, grants of phantom units created under the Company’s 2008 Equity Incentive Plan will be recorded into unit based compensation expense using a market value determined under the Black Scholes model which considers terms related to the grants, such as; (1) risk free interest rates, (2) expected forfeiture rates, (3) volatility, and (4) expected lives of the underlying phantom units in establishing a fair value of the phantom units issued.  No units have been issued by the Company under the Plan as of December 31, 2012.

       Note 1 – Receivables

The components of receivables at December 31, 2012 and 2011 are as follows:

	2012	2011

Trade receivables	$ 16,976	$ 23,381
Retainage receivables	878	399
Impaired receivables	105	258
Employee and other receivables	361	217

Total receivables	18,320	24,255
Less: allowance for doubtful accounts	659	648

Total receivables, net	$ 17,661	$ 23,607

Note 2 – Inventories

The components of inventories at December 31, 2012 and 2011 are as follows:

	2012	2011

Raw materials and components	$ 3,687	$2,549

Work-in-process
Cost incurred on all uncompleted contracts	30,894	11,166
Less: Amounts involved in percentage completion method of accounting (Note 3)	26,159	8,887
Total work-in-process (completed contract method)	4,735	2,279
Finished goods	137	108

Total inventories	$ 8,559	$ 4,936

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2012 and 2011
(Thousands of dollars)
Note 3 – Costs and Estimated Profit on Uncompleted Contracts

Following is information with respect to uncompleted contracts accounted for under the percentage completion method of accounting at December 31, 2012 and 2011:

	2012	2011

Costs incurred on uncompleted contracts	$ 26,159	$ 8,887
Estimated gross profit	10,818	4,981
Total revenue recorded on uncompleted contracts	36,977	13,868
Billings applicable thereto	(29,263)	(20,410)
Total excess (deficit) on uncompleted contracts	$ 7,714	$ (6,542)
Reflected in the accompanying balance sheet as:
Costs and estimated profit in excess of billings on uncompleted contracts	$ 17,630	$ 3,813
Billings in excess of costs and estimated profit on uncompleted contracts	(9,916)	(10,355)

Total excess (deficit) on uncompleted contracts	$ 7,714	$ (6,542)

Note 4 – Property, Plant and Equipment

A summary of property, plant and equipment as of December 31, 2012 and 2011 is as follows:
Assets	Useful Life	2012	2011

Land	N/A	$ 284	$ 184
Building and building equipment	10-25 years	1,918	946
Improvements & leasehold improvements	1-5 Years	769	280
Office furniture, fixtures and equipment	3-7 Years	841	665
Computer software	3 Years	920	723
Vehicles	3-5 Years	381	282
Production equipment	7-10 Years	7,797	2,662
Pattern Costs	7-10 Years	2,503	1,069
Equipment under construction		153	1,334

Total property, plant and equipment		15,566	8,145
Less: accumulated depreciation		3,258	2,106

Property, plant and equipment, net		$ 12,308	$ 6,039

For the years ended December 31, 2012 and 2011, the Company incurred $1,152 and $791, respectively, in depreciation expense related to the above property, plant and equipment.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2012 and 2011
(Thousands of dollars)

Note 5 – Goodwill and Other Intangibles

The accompanying balance sheets include goodwill and other intangible assets as follows:

	2012	2011
Goodwill	$53,600	$51,877
Other intangible assets, net	14,343	15,613

The change in the goodwill balance follows:

Balance December 31, 2010	$ 51,877
Valuation review	-
Balance December 31, 2011	51,877
Acquisitions	1,723
Valuation review	-
Balance December 31, 2012	$ 53,600

Customer Relationships

	BPW	IFS	PW610	Patents/TM	Patterns	Drawings	Total
Balances, December 31, 2010	$5,225	$6,036	$ 828	$1,724	$ 272	$1,972	$16,057
Amortization	(475)	(464)	(69)	(192)	(44)	(135)	(1,379)
Balances, December 31, 2011	4,750	5,572	759	1,532	228	1,837	14,678
Acquisition intangibles	285	-	-	-	-	-	285
Amortization	(490)	(465)	(69)	(193)	(44)	(134)	(1,395)
Balances, December 31, 2012	$4,545	$5,107	$ 690	$1,339	$ 184	$1,703	$13,568

For the year ended December 31, 2012 and 2011, as provided by ASU 2012-08 issued by the Financial Account Standards Board, the Company performed a qualitative assessment using certain prescribed factors to determine the annual impairment testing of goodwill.  Factors considered in the assessment included various macroeconomic, industry and market conditions as well as analysis of other cost factors and the overall financial performance of the Company.  The intent of this testing is to determine whether it is more likely than not that the value of the Company is less than its carrying value.  After making this qualitative assessment, the Company determined it was not necessary to perform the two-step goodwill impairment test.

Additionally, for the year ended December 31, 2012, in conjunction with the acquisition of American Pump Technologies as earlier described, an allocation of goodwill was made to Section 142, Other Intangibles based on an assessment performed by management.  The result of this assessment allocated $285 of the unallocated purchase price to customer relationships.

Amortization expenses of other intangible assets are being recorded using estimated useful lives of 12-14 years for customer relationships,  9.3-10 years for trademarks, 6.5 years for patterns and 15 years for drawings.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2012 and 2011
(Thousands of dollars)
    The following is a summary of the estimated future amortization expense for the existing amortizable intangible assets for the next five years (excluding loan and derivative related interest expense amortization):

Years ending
December 31,

    2013                                                                                                $1,400
    2014                                                                                                  1,400
    2015                                                                                                  1,400
    2016                                                                                                  1,400
    2017                                                                                                  1,367

Determining the fair value of intangibles involves the use of estimates and significant judgments that are based on a number of factors including actual operating results.  If current conditions change from those expected, it is reasonably possible that judgments and estimates described above could change in future periods.

Other intangibles not included in the above discussions as of December 31, 2012 and 2011, consisted of the following:
Intangibles	Useful Life	2012	2011

New loan acquisition costs	58 Months	$ 1,071	$ 1,071
Loan acquisition costs (APT)	48 Months	71	-
Derivative costs	17 Months	7	-
Total other intangibles		1,149	1,071
Less accumulated amortization		374	136
Net intangibles		$ 775	$ 935

Amortization of loan acquisition costs and derivative costs totaled $239 and $335, respectively, for the years ending December 31, 2012 and 2011, respectively, and is included as a component of interest expense.

Note 6 – Line of Credit

The Company completed the refinancing of its existing credit facility in May, 2011, as further described in Note 8, adding $1,000 to increase the revolving line of credit from $9,000 to $10,000.  This revolving note as amended, continues to bear interest at a rate that varies based on the bank’s prime interest rate plus 3.75% as determined and is secured by substantially all of the Company's assets.  There was no borrowing under the revolving note at December 31, 2012 or 2011.

Under the new credit facility, the Company issues letters of credit which are issued to customers in the ordinary course of business to support advanced payments, as performance and/or warranty guarantees or in lieu of retention on contracts.  Letters of credit issued to secure guaranteed contracts as of December 31, 2012 and 2011, totaled $2,896 and $1,627, respectively.

Note 7 – Short-term Borrowings – Related Parties

On August 31, 2010, the Company entered into a L/C Subordinated Loan Agreement with certain members which provides for up to $10,000 in loans to be used as collateral for possible future letters of credit under high backlog situations.  The loans are available to be issued at the discretion of each members’ approval as well as senior lender approval and will include provisions consistent with the terms of the note described above.  No borrowings have occurred under the loan agreement.

During 2011, convertible subordinated promissory notes totaling $6,450 were converted to common and preferred conversion units, as further described in Note 10.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2012 and 2011
(Thousands of dollars)

Note 8 – Long-term Borrowings

Long-term borrowings as of December 31, 2012 and 2011 are summarized as follows:

	2012	2011
Senior note, due in varying installments at variable rates as further described below and maturing March, 2016, secured by all assets of the Company	$ 38,000	$ 40,750

Subordinated note – related party acquisition financing, interest only paid quarterly at a fixed rate of 10% and payment-in-kind interest of 7.5% added to the principal balance of the notes, maturing January, 2014, unsecured	4,680	4,344

Subordinated note – related parties, payment-in-kind component of financing, interest at 17.75% added to the principal balance of the note, maturing October, 2013, unsecured	1,042	874

Note payable to credit financing company, due in monthly installments of $1 at a fixed rate of 5.99% through January, 2016, secured by 2012 Ford F250	-	29

Total borrowings	43,722	45,997
Less current portion	4,292	2,750
Total long-term borrowings	$ 39,430	$ 43,247

The Company is subject to certain restrictive financial and other covenants under the long-term credit agreements, including affirmative, negative and financial reporting covenants.  As of December 31, 2012 and 2011, management believes the Company is in compliance with the covenant requirements.

The aggregate maturities of long-term borrowings subsequent to December 31, 2012 are as follows:
Years ending December 31,
2013	4,292
2014	8,180
2015	3,500
2016	27,750
$ 43,722

Senior note

As described earlier in Note 6, the Company refinanced its senior credit facility in May, 2011 and, as a part of this refinancing arrangement, paid off the outstanding balance of the subordinated notes and consolidated the debt into one senior note.  As part of this refinancing agreement, the LIBOR interest floor was reduced from 2.5% to 1.5% and the terms were extended through March, 2016.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2012 and 2011
(Thousands of dollars)

Note 8 – Long-term Borrowings, cont’d.

The Restated Credit Agreement allows for interest rates to be determined under two interest rate methods.  Base Rate Loans are tied to the Prime lending rate plus a spread of 3.75% and interest using this rate method is paid on a monthly basis.  LIBOR Loans are contracts purchased using one of four LIBOR rate periods; 1 month, 2 months, 3 months or 6 months with a minimum floor of 1.5%, as stated above, plus a spread of 4.75% and interest using this rate method is accrued monthly and paid quarterly.  The applicable LIBOR contract is determined by management for each of the relevant periods and is staggered to mature quarterly when the principal payments are due.

The Credit Agreement requires the Company at the end of each accounting year after the financial audit is presented to calculate an excess cash flow payment.  These provisions provide for an additional payment to be made against the long-term borrowing based on a ratio of total debt to EBITDA.  No payments were made in 2012 and 2011 related to this provision of the credit agreement.

As required by the Senior Credit Agreement, on January 10, 2012, the Company entered into an interest rate cap contract on 50% of the outstanding senior note balance through May 18, 2013 for a payment of $7.  The contract, which is designated as a cash flow hedge under FASB ASC 815, caps the variable interest rates under the terms of the Senior Credit Agreement at a strike rate of 5% based on 3 month LIBOR.

Subordinated notes
Certain subordinated notes were paid off as part of the refinancing of the senior credit facility in May, 2011 as described above.  Included in this payoff was an early redemption premium of $249 that represented 1% of the payoff balance as defined in the agreement.

Subordinated note – related party acquisition financing

On August 31, 2010, the Company entered into a financing arrangement with certain related parties totaling $4,000.  The terms of the lending agreement provide for a component of the short term loan interest to be repaid in cash at a rate of 10% per annum and a portion as payment-in-kind which accrues at a rate of 7.5% and is added to the principal balance of the note.  The remaining note balance and related accrued interest is due at maturity on January 1, 2014.  For the year ended December 31, 2012, the Company incurred $782 of interest expense of which $205 was accrued and $336 was added to the principal balance of the note.  For the year ended December 31, 2011, the Company incurred $740 of interest expense of which $190 was accrued and $311 was added to the principal balance of the note.

Subordinated note – related parties

The Company entered into a financing arrangement to obtain necessary cash to use as collateral for letter of credit requirements related to the financing of a large order.  The terms of the lending agreement provide for a component of the short term loan interest to be repaid as payment-in-kind which accrues in the form of a long-term subordinated note.  Once the short term borrowing is satisfied, this existing accrued obligation will remain and begin to accrue interest at 17.75%.  The remaining note balance and related accrued interest is due at maturity on October 7, 2013.  For the years ended December 31, 2012 and 2011, $168 and $141 in interest were added to the principal, respectively.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2012 and 2011
(Thousands of dollars)

Note 9 – Retirement Plans

The Company maintains a defined contribution retirement plan for the benefit of its employees in accordance with Section 401(k) of the Internal Revenue Code.  The Company's contributions to the plan are discretionary.  For the years ended December 31, 2012 and 2011, employer matching contributions totaled $299 and $248, respectively.

Effective July 25, 2008, the Company created the 2008 Equity Incentive Plan (“Plan”).  The Plan authorizes the grants of phantom units to eligible employees, consultants and directors, subject to the conditions of the Plan.  The phantom units represent the right to receive the fair market value of one LLC membership unit at the date of grant, without conveying the rights and privileges associated with equity ownership.  Awards are granted at the sole discretion of the board of directors and vest at a rate of 25% annually from the date of the award.  They are cancelled and forfeited, if not vested, upon termination of service or employment.  Early vesting occurs in the events of death, disability, retirement or change in control.  As of December 31, 2012 and 2011, no phantom LLC units have been granted under the Plan.

Note 10 – Members’ Equity

Members’ equity is comprised of Common Units and Series A Preferred Units.  The units have varying rights and privileges that are defined in the Company’s Operating Agreement.  Series A Preferred Units are non-voting and may be redeemed on or after the seventh anniversary of the date of issuance.  Series A Preferred Units are entitled to a preferred return accruing at the rate of 8% per annum on the unpaid Series A preference amount as defined in the Operating Agreement.  The Operating Agreement, as amended, provides for the issuance of up to 60,000 Common and Series A Preferred Units.

In 2011, in conjunction with the CTI Acquisition, the operating agreement was amended to increase available common and Series A units from 50,000 to 60,000 in order to provide the additional units necessary for the conversion of the $6,450 convertible note discussed in Note 7.  In January, 2012, this debt was converted to equity at a rate of one Common and one Series A Preferred unit per thousand dollars.  Included in the conversion was accrued interest related to the debt of $487.  At December 31, 2012 and 2011, 56,427 and 56,427, respectively, of Common and Series A Preferred Units were issued and outstanding.

Note 11 – Fair Market Value Measurements

ASC 820 “Fair Value Measurements,” defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

Assets and liabilities measured at fair value on a nonrecurring basis consist of goodwill and other intangible assets (see Note 5). These assets are measured using level 3 inputs as defined in ASC 820.

The carrying values of the Company's long-term borrowings approximate fair values for financial instruments of similar risk.  The carrying values of cash equivalents, receivables and accounts payable approximate fair value because of the short maturities of these instruments.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2012 and 2011
 (Thousands of dollars)

Note 12 – Business and Credit Concentrations

For the years ended December 31, 2012 and 2011, approximately 31% and 37%, respectively, of the Company's sales were to companies outside of the United States.  No one customer or country accounted for a significant portion of these sales.

At December 31, 2012 and 2011, one customer accounted for approximately 22% and 23%, respectively, of accounts receivable.  No other customer accounted for greater than 10% of the accounts receivable at December 31, 2012 and 2011.

The Company maintains bank accounts at several banks.  Accounts at each institution are insured by the Federal Deposit Insurance Corporation.  Management closely monitors the financial condition of these institutions.

Note 13 – Commitments

The Company has non-cancelable operating leases for various sales offices and manufacturing locations as well as several vehicles.  The following is a summary of future minimum rental payments due under the lease agreements as of December 31, 2012:

Years ending
December 31,

2013                                                                                        $      1,084
2014                                                                                                1,004
2015                                                                                                1,004
2016                                                                                                1,004
After 2016                                                                                         150

For the years ended December 31, 2012 and 2011, lease related expenses were $1,084 and $927, respectively.

The Company has a self funded medical plan that is funded based on historical claim calculations and the historical claims experience of the administrative service provider (Blue Cross / Blue Shield).  Based on these factors, an annual expected paid claims target is calculated and an aggregate stop loss calculation is used to determine the exposure limitation of the plan.  The plan is partially funded to account for these expenses and the premiums that are paid from the plan to fund stop loss insurance that minimizes the Company’s exposure.  These calculations are based on historical estimates of accrued expenses which will be different than actual expenses and, consequently, there is a potential unfunded liability for this difference.  As of December 31, 2012 and 2011, accrued expenses include $60 related to this unfunded risk.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2012 and 2011
 (Thousands of dollars)

The Company has commitments to perform on long-term contracts at December 31, 2012 and 2011. Certain of these contracts contain performance penalties for work that is not completed to the specified performance schedules, which could be material to the Company. Included in the accrued expenses as of December 31, 2012 and 2011, respectively, are $0 and $36 related to these contract performance conditions.

Due to the nature of the oil and gas industry, there is a potential exposure for environmental remediation contingencies. The Company believes they are adequately insured against possible losses of this nature.

The Company is party to a five year license agreement for certain engineering related software products. The agreement expires February, 2018. The annual license fee under the agreement was approximately $86 as of December 31, 2012.

Note 14 – Related Party Transactions

The Company pays management fees for services to three related parties, including; Champlain Capital Partners, Honeywell and the Board Chairman, Steve Ardia.  During the years ended December 31, 2012 and 2011, the Company recorded $316 and $225, respectively, in management fees related to these services.

The Company has entered into employment agreements with three key members of management.  The agreements set forth terms and rights of employment, contain certain non-compete obligations and require confidentiality.

The Company leases two manufacturing facilities from Reynolds Real Estate, LLC which is owned by the original unit holders of B27, LLC.  Each of the leases is a seven year lease expiring December 31, 2016.  Total lease payments for the years ended December 31, 2012 and 2011 were $861 and $757, respectively.

B27, LLC has an enterprise license to use software products from Intelliquip, LLC which is owned by the original unit holders of B27, LLC.  There is no cost to use these licenses until the software is implemented.  When implemented, B27 is obligated to pay maintenance and hosting fees based on the current software selling price.  Best Equipment Service and Sales Company, LLC has begun use of these licenses to provide software services related to a web-enabled automated sales program.  Payments made during the years ended December 31, 2012 and 2011 totaled $75 and $66, respectively, of which $3 and $4, respectively, was included in accounts payable at December 31, 2012 and 2011.

Short-term and long-term borrowings described earlier in Notes 7 and 8 are being provided by certain members of the Company.

Certain members of the Company have provided third party financing to one of the Company’s vendors.

B27, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements - Continued
December 31, 2012 and 2011
(Thousands of dollars)

Note 15 – Change in Accounting Method

During the year ended December 31, 2012, the Company has retrospectively adopted the percentage of completion method of revenue recognition on manufactured API (“American Petroleum Institute”) pumps and remanufactured pump products from the completed contract method.  The following table summarizes the restatement as of and for the year ended December 31, 2011:
	As Previously Reported	Change in Accounting Principle	As Restated
Receivables, principally trade, net	$ 18,977	$ 4,630	$ 23,607
Inventories	9,021	(4,085)	4,936
Costs and estimated profit in excess of billings on uncompleted contracts	1,789	2,024	3,813
Billings in excess of costs and estimated profit on uncompleted contracts	(3,969)	(6,386)	(10,355)
Customer deposits and other deferred revenue	(6,776)	5,630	(1,146)
Members’ equity, beginning	(31,327)	(1,060)	(32,387)
Revenues	(93,696)	(593)	(94,289)
Cost of goods	66,002	(175)	65,827

Note 16 – Subsequent Events

Subsequent to year end, the Company modified the existing credit facility and increased the revolving line of credit from $10,000 to $20,000.  At the same time, the L/C Subordinated Loan Agreement was increased from $10,000 to $15,000.

The Company has evaluated subsequent events through April 3, 2013, the date on which the financial statements were available to be issued.